Exhibit 99.1

Definitive Healthcare Reports Financial Results for Third Quarter Fiscal Year 2024

Third quarter revenue exceeded guidance, and the Company announced a $100 million repurchase authorization

Framingham, MA (November 7, 2024) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights:

•
Revenue was $62.7 million, a decrease of 4% from $65.3 million in Q3 2023.

•
Net Loss, inclusive of goodwill impairment charges of $228.2 million, was $(187.8) million, or (300%) of revenue, down 24% compared to $(248.7) million, inclusive of goodwill impairment charges of $287.4 million, or (381%) of revenue in Q3 2023.

•
Adjusted Net Income was $15.4 million, compared to $14.6 million in Q3 2023.

•
Adjusted EBITDA was $20.6 million, down 5% from Q3 2023, and 33% of revenue, compared to $21.7 million, or 33% of revenue in Q3 2023.

•
Cash Flow from Operations was $19.4 million in the quarter.

•
Unlevered Free Cash Flow was $24.3 million in the quarter.

“Our financial performance this quarter exceeded the high end of our guidance on revenue, adjusted net income, and adjusted EBITDA,” said Kevin Coop, CEO of Definitive Healthcare. “We experienced an improvement in expansion sales compared to Q2, and were pleased to welcome back several former customers, who either saw improvements in their financial situations or recognized the strategic value they were missing by not having access to our data and solutions. While it’s still early, we view these dynamics as promising indicators of momentum ahead.”

Recent Business and Operating Highlights:

Customer Wins

In the third quarter, Definitive Healthcare grew its enterprise customer base by 1 year-over-year, ending the quarter with 530 enterprise customers, defined as those customers with more than $100,000 in annual recurring revenue. Customer wins included:

•
A leading health organization dedicated to Alzheimer’s care, support and research recently returned to Definitive Healthcare in Q3 2024, after switching to a lower-cost alternative in 2023. They cited our comprehensive data, and strong commitment to partnering with them for success.
•
A California-based pharmaceutical company, dedicated to developing life-changing treatments for ophthalmic diseases, has chosen Definitive Healthcare to assess the market potential for a groundbreaking long-term drug delivery platform. Our data and insights are empowering them to better understand the landscape of surgeons performing minimally invasive glaucoma surgeries, enabling more informed strategic decisions.
•
A specialty food and beverage company catering to individuals with swallowing difficulties has chosen Definitive Healthcare to support their sales and marketing efforts. Their sales team is leveraging View to engage physicians and skilled nursing facilities, who play a critical role as key influencers and referrers for these specialized products. Their marketing team will be using Definitive Healthcare’s Populi platform to drive targeted digital marketing campaigns aimed at consumers with specific dietary needs.

Share Repurchase

On November 1, 2024, the Company’s Board of Directors authorized a stock repurchase program of up to an aggregate of $100.0 million of its Class A Common Stock, which expires on December 31, 2025, and which will take effect upon the expiration or completion of the Company’s previously announced $20.0 million stock repurchase program. The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market.

Executive Transition

On November 7, 2024, the Company announced that, following discussions regarding the scope of the role of Chief Financial Officer, Richard Booth, the Company’s Chief Financial Officer, and the Company agreed that Mr. Booth will be leaving the Company effective June 1, 2025. The Company will be commencing a search, which will include both internal and external candidates, to identify Mr. Booth’s successor prior to his departure date. “I want to thank Rick for his many contributions over the last four years, including establishing a strong finance team, taking the company public, and acting as a strategic sounding board to both management and the board,” said Kevin Coop, CEO of Definitive Healthcare. “We have every confidence in a smooth CFO transition.”

“The past four years at Definitive Healthcare have been an incredible experience, including multiple financings and the opportunity to work with an amazing team of people,” said Richard Booth, CFO of Definitive Healthcare. “I am proud of the team’s accomplishments and believe DH is well positioned to deliver long-term growth and profitability.”

Business Outlook

Based on information as of November 7, 2024, the Company is issuing the following financial guidance.

Fourth Quarter 2024:

•
Revenue is expected to be in the range of $60.0 – $61.0 million.
•
Adjusted Operating Income is expected to be in the range of $14.0 – $15.0 million.
•
Adjusted EBITDA is expected to be in the range of $16.0 – $17.0 million, and 26 – 28 % adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $10.5 – $11.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be approximately $0.07 per share on approximately 154.4 million weighted-average shares outstanding.

Full Year 2024:

•
Revenue is expected to be in the range of $250.0 – $251.0 million.
•
Adjusted Operating Income is expected to be in the range of $71.0 – $72.0 million.
•
Adjusted EBITDA is expected to be in the range of $77.5 – $78.5 million, for a full-year adjusted EBITDA margin of ~31%.
•
Adjusted Net Income is expected to be $53.0 – $54.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.34 – $0.35 per share on approximately 155.9 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today November 7, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through December 7, 2024, at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, our competitive position, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance, including the expected benefits of these plans, our business, growth strategies, go-to-market and product development efforts and future expenses, our market opportunity, our ability to successfully transition executive leadership, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our inability to realize expected business or financial benefits from acquisitions and the risk that our acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, financial condition and results of operations; our inability to achieve the anticipated cost savings, operating efficiencies or other benefits of our internal restructuring activities; global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, high interest rates, volatility in the capital markets and related market uncertainty; the impact of challenging macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain GAAP or non-GAAP profitability in the future as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; the risk that additional material weaknesses or significant deficiencies that will occur in the future; and the risks of being required to collect sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended September 30, 2024 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not required by or prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by (used in) operating activities, loss from operations, net (loss) income, net (loss) income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense (income), income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest (expense), income net, recurring income tax (provision) benefit, foreign currency (loss) gain, and tax impacts of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$137,609	$130,976
Short-term investments	167,779	177,092
Accounts receivable, net	35,754	59,249
Prepaid expenses and other assets	14,049	13,120
Deferred contract costs	13,486	13,490
Total current assets	368,677	393,927
Property and equipment, net	3,704	4,471
Operating lease right-of-use assets, net	8,274	9,594
Other assets	1,989	2,388
Deferred contract costs	14,136	17,320
Intangible assets, net	294,530	323,121
Goodwill	490,343	1,075,080
Total assets	$1,181,653	$1,825,901
Liabilities and Equity
Current liabilities:
Accounts payable	9,961	5,787
Accrued expenses and other liabilities	35,751	51,529
Deferred revenue	86,219	97,377
Term loan	13,750	13,750
Operating lease liabilities	2,495	2,239
Total current liabilities	148,176	170,682
Long term liabilities:
Deferred revenue	21	9
Term loan	232,668	242,567
Operating lease liabilities	8,277	9,372
Tax receivable agreements liability	59,013	127,000
Deferred tax liabilities	30,767	67,163
Other liabilities	7,171	9,934
Total liabilities	486,093	626,727

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 115,443,795 and 116,562,252 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	115	117
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 39,460,224 and 39,393,407 shares issued and outstanding, respectively, at September 30, 2024, and 39,762,700 and 39,168,047 shares issued and outstanding, respectively, at December 31, 2023	—	—
Additional paid-in capital	1,087,555	1,086,581
Accumulated other comprehensive income	344	2,109
Accumulated deficit	(581,499)	(227,450)
Noncontrolling interests	189,045	337,817
Total equity	695,560	1,199,174
Total liabilities and equity	$1,181,653	$1,825,901

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$62,697	$65,325	$189,914	$185,483
Cost of revenue:
Cost of revenue exclusive of amortization (1)	10,077	8,663	29,717	25,293
Amortization	3,589	3,232	10,330	9,676
Gross profit	49,031	53,430	149,867	150,514
Operating expenses:
Sales and marketing (1)	20,130	22,804	63,435	70,929
Product development (1)	7,282	10,759	27,536	30,872
General and administrative (1)	11,354	14,545	40,764	42,294
Depreciation and amortization	9,474	9,795	28,205	29,073
Transaction, integration, and restructuring expenses	(1,995)	3,505	9,390	9,666
Goodwill impairment	228,153	287,400	591,794	287,400
Total operating expenses	274,398	348,808	761,124	470,234
Loss from operations	(225,367)	(295,378)	(611,257)	(319,720)
Other (expense) income, net
Interest (expense) income, net	(7)	(433)	58	(1,434)
Other income, net	23,826	29,589	68,066	25,161
Total other income, net	23,819	29,156	68,124	23,727
Net loss before income taxes	(201,548)	(266,222)	(543,133)	(295,993)
Benefit from income taxes	13,724	17,534	36,404	19,728
Net loss	(187,824)	(248,688)	(506,729)	(276,265)
Less: Net loss attributable to noncontrolling interests	(56,928)	(77,162)	(152,680)	(84,110)
Net loss attributable to Definitive Healthcare Corp.	$(130,896)	$(171,526)	$(354,049)	$(192,155)
Net loss per share of Class A Common Stock:
Basic and diluted	$(1.12)	$(1.50)	$(3.02)	$(1.72)
Weighted average Class A Common Stock outstanding:
Basic and diluted	116,382,021	114,527,514	117,185,701	111,533,166

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$88	$276	$668	$830
Sales and marketing	829	2,728	4,786	8,297
Product development	1,218	3,236	6,928	9,566
General and administrative	4,161	5,754	18,338	16,792
Total equity-based compensation expense	$6,296	$11,994	$30,720	$35,485

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows provided by (used in) operating activities:
Net loss	$(187,824)	$(248,688)	$(506,729)	$(276,265)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	562	432	1,719	1,391
Amortization of intangible assets	12,501	12,595	36,816	37,358
Amortization of deferred contract costs	3,943	3,445	11,463	9,475
Equity-based compensation	6,296	11,994	30,720	35,485
Amortization of debt issuance costs	176	176	527	527
Provision for doubtful accounts receivable	419	354	947	820
Non-cash impairment charges related to office leases	—	(143)	1,047	155
Goodwill impairment charges	228,153	287,400	591,794	287,400
Tax receivable agreement remeasurement	(24,183)	(29,675)	(68,151)	(24,977)
Changes in fair value of contingent consideration	(3,510)	—	(3,240)	—
Deferred income taxes	(13,774)	(17,304)	(36,609)	(19,728)
Changes in operating assets and liabilities:
Accounts receivable	7,948	5,486	23,148	19,370
Prepaid expenses and other assets	(2,947)	(2,237)	(7,205)	(5,808)
Deferred contract costs	(2,596)	(3,913)	(8,275)	(13,020)
Contingent consideration	—	—	(602)	—
Accounts payable, accrued expenses, and other liabilities	5,116	1,434	(5,173)	(1,589)
Deferred revenue	(10,848)	(11,869)	(12,136)	(14,113)
Net cash provided by operating activities	19,432	9,487	50,061	36,481
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(767)	(305)	(1,443)	(2,383)
Purchases of short-term investments	(68,724)	(80,814)	(192,670)	(213,613)
Maturities of short-term investments	78,452	72,083	207,504	174,830
Cash paid for acquisitions, net of cash acquired	—	(45,023)	(13,530)	(45,023)
Net cash provided by (used in) investing activities	8,961	(54,059)	(139)	(86,189)
Cash flows used in financing activities:
Repayments of term loans	(3,438)	(1,718)	(10,313)	(5,156)
Taxes paid related to net share settlement of equity awards	(495)	(782)	(7,270)	(3,397)
Repurchases of Class A Common Stock	(8,034)	—	(15,037)	—
Payments of contingent consideration	—	—	(1,000)	—
Payments under tax receivable agreement	—	—	(6,950)	(246)
Payments of equity offering issuance costs	—	—	—	(30)
Member distributions	(98)	(7,866)	(2,811)	(10,693)
Net cash used in financing activities	(12,065)	(10,366)	(43,381)	(19,522)
Net increase (decrease) in cash and cash equivalents	16,328	(54,938)	6,541	(69,230)
Effect of exchange rate changes on cash and cash equivalents	380	13	92	(244)
Cash and cash equivalents, beginning of period	120,901	132,385	130,976	146,934
Cash and cash equivalents, end of period	$137,609	$77,460	$137,609	$77,460
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$3,654	$3,681	$10,886	$10,772
Income taxes	$—	$—	$—	$136
Acquisitions:
Net assets acquired, net of cash acquired	$—	$52,659	$13,675	$52,659
Working capital adjustment receivable	—	164	(145)	164
Contingent consideration	—	(7,800)	—	(7,800)
Net cash paid for acquisitions	$—	$45,023	$13,530	$45,023
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$1,085	$283	$1,085	$283

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$19,432	$9,487	$50,061	$36,481
Purchases of property, equipment, and other assets	(767)	(305)	(1,443)	(2,383)
Interest paid in cash	3,654	3,681	10,886	10,772
Transaction, integration, and restructuring expenses paid in cash (a)	1,515	3,648	11,583	9,511
Earnout payment (b)	—	—	602	—
Other non-core items (c)	465	1,196	2,375	3,072
Unlevered Free Cash Flow	$24,299	$17,707	$74,064	$57,453

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(187,824)	$(248,688)	$(506,729)	$(276,265)
Add: Income tax benefit	(13,724)	(17,534)	(36,404)	(19,728)
Add: Interest expense (income), net	7	433	(58)	1,434
Add: Other income, net	(23,826)	(29,589)	(68,066)	(25,161)
Loss from operations	(225,367)	(295,378)	(611,257)	(319,720)
Add: Amortization of intangible assets acquired through business combinations	11,485	11,666	33,869	34,589
Add: Equity-based compensation	6,296	11,994	30,720	35,485
Add: Transaction, integration, and restructuring expenses	(1,995)	3,505	9,390	9,666
Add: Goodwill impairment charge	228,153	287,400	591,794	287,400
Add: Other non-core items	465	1,196	2,375	3,072
Adjusted Operating Income	19,037	20,383	56,891	50,492
Less: Interest (expense) income, net	(7)	(433)	58	(1,434)
Less: Recurring income tax (provision) benefit	(119)	355	609	2,549
Less: Foreign currency (loss) gain	(357)	(86)	(85)	184
Less: Tax impacts of adjustments to net loss	(3,161)	(5,643)	(14,883)	(15,747)
Adjusted Net Income	$15,393	$14,576	$42,590	$36,044
Shares for Adjusted Net Income Per Diluted Share (a)	155,519,356	154,970,793	156,339,848	154,592,703
Adjusted Net Income Per Share	$0.10	$0.09	$0.27	$0.23

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 163,996,756 and 162,910,958 as of September 30, 2024 and 2023, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$49,031	78%	$53,430	82%	$149,867	79%	$150,514	81%
Amortization of intangible assets acquired through business combinations	2,573	4%	2,303	4%	7,383	4%	6,907	4%
Equity compensation costs	88	0%	276	0%	668	0%	830	0%
Adjusted gross profit and margin	$51,692	82%	$56,009	86%	$157,918	83%	$158,251	85%

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands, except percentages; unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(187,824)	(300)%	$(248,688)	(381)%	$(506,729)	(267)%	$(276,265)	(149)%
Interest expense (income), net	7	0%	433	1%	(58)	(0)%	1,434	1%
Benefit from income taxes	(13,724)	(22)%	(17,534)	(27)%	(36,404)	(19)%	(19,728)	(11)%
Depreciation & amortization	13,063	21%	13,027	20%	38,535	20%	38,749	21%
EBITDA and margin	(188,478)	(301)%	(252,762)	(387)%	(504,656)	(266)%	(255,810)	(138)%
Other income, net (a)	(23,826)	(38)%	(29,589)	(45)%	(68,066)	(36)%	(25,161)	(14)%
Equity-based compensation (b)	6,296	10%	11,994	18%	30,720	16%	35,485	19%
Transaction, integration, and restructuring expenses (c)	(1,995)	(3)%	3,505	5%	9,390	5%	9,666	5%
Goodwill impairment (d)	228,153	364%	287,400	440%	591,794	312%	287,400	155%
Other non-core items (e)	465	1%	1,196	2%	2,375	1%	3,072	2%
Adjusted EBITDA and margin	$20,615	33%	$21,744	33%	$61,557	32%	$54,652	29%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions. Restructuring expenses relate to the 2024 Restructuring Plan and those we committed to during the first and third quarters of 2023, as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Merger and acquisition due diligence and transaction costs	$1,114	$1,033	$2,410	$4,110
Integration costs	211	474	939	805
Fair value adjustment for contingent consideration	(3,510)	—	(3,240)	—
Restructuring charges for severance and other separation costs	190	2,141	8,009	4,596
Office closure and relocation restructuring charges and impairments	—	(143)	1,272	155
Total transaction, integration and restructuring expenses	$(1,995)	$3,505	$9,390	$9,666

(d) Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of sustained decreases in our stock price, which represented triggering events requiring our management to perform quantitative goodwill impairment tests as of the end of the second and third quarters of 2024 and the third quarter of 2023. As a result of the impairment tests conducted in each respective period, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded these impairment charges.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual adjustments inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in 2024 and in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include non-recurring consulting fees and severance costs associated with strategic transition initiatives, as well as professional fees related to financing, capital structure changes, and other non-recurring costs.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Non-core legal and regulatory	$363	$1,003	$(1)	$2,431
Consulting and severance costs for strategic transition initiatives	3	—	2,218	—
Other non-core expenses	99	193	158	641
Total other non-core items	$465	$1,196	$2,375	$3,072